Exh. 10-f

                           PALMERA HOLDINGS, INC.

                            EMPLOYMENT AGREEMENT



This Employment Agreement is effective September 14, 2005 by and between the following parties:

     1. Palmera Holdings, LLC a Florida Corporation ("Palmera") or other merged entity Palmera may merge into and

     2. Dr. Lawrence Stowe, an individual residing at 3820 Harbour Creek Court, Fort Worth, TX 76179 ("Executive").


                                  RECITALS

Palmera desires to obtain the services and employment of Executive and Executive wishes to provide such services in accordance with the terms and conditions provided herein.

                                 AGREEMENTS

In consideration of the Recitals and Agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties intend to be bound to the following:

     1. EMPLOYMENT. Palmera agrees to employ Executive and Executive agrees to be employed by and to serve Palmera, effective September 14, 2005 ("Effective Date") on the terms and conditions set forth herein.

     2. TERM. The Term of this Agreement shall commence the Effective Date and shall terminate on September 14, 2010 ("Initial Term") unless extended. Commencing September 14, 2010 and on each such anniversary date thereafter, the Term automatically shall extend by one year ("Extended Term") unless six months prior thereto Executive has received written notice from Palmera that Palmera intends to terminate upon the next anniversary date. The word "Term" in this Agreement includes both the Initial Term and Extended Terms.

     3. DUTIES. a. Position and Duties. Executive shall serve as Palmera's Chairman and Chief Executive Officer and shall have such responsibilities, duties and authority consistent with such positions. Executive shall report directly to Palmera's Board of Directors. Executive shall devote substantially all of his working time to the business and affairs of Palmera with the exception of the Executive's involvement in the related entity The Stowe Foundation.


          b. Indemnification. Palmera shall indemnify Executive, to the fullest extent permitted by law and Palmera's Articles of Incorporation and ByLaws, for all amounts (including without limitation judgments, fines, settlement payments, losses, damages, costs and expenses, including reasonable attorneys'
             fees), incurred or paid by Executive in connection with any action, suit, investigation or other proceeding, arising out of or relating to this Agreement, Executive's employment with Palmera or performance of services for Palmera, or his acting as a fiduciary of any Palmera employee benefit plan, program or arrangement or as a director, officer or employee of Palmera or any of its subsidiaries or related companies. This provision shall remain in effect following termination until all potential claims are barred. Palmera shall provide adequate liability insurance coverage for Executive on the same terms and conditions as that being provided for any other Palmera director and officer during the Term.

     4. LOCATION. Executive shall maintain its official place of work employment at _____________________________________________;
          however, Executive may conduct business in various locations including his residential location at 3820 Harbour Creek Court, Fort Worth, TX 76179.

     5.   COMPENSATION AND RELATED MATTERS

          a. MONTHLY COMPENSATION. Palmera shall pay to Executive an initial monthly base salary of $5,000.00 per month for the first four months of employment followed by a $10,000.00 per month base salary, to be in paid in accordance with Palmera's salaried employee policies. For the first year compensation will be accrued and deferred until such time as Palmera is able to raise capital in the amount of $1,000,000.00 at which time all accrued and deferred compensation shall be paid to Executive. Palmera will allow an increase in this salary up to a maximum of 10% per year on each anniversary date of the Effective Date.

          b. BONUS. Palmera shall pay to Executive an annual bonus payment of no more than 25% once the successful commercialization of the technology has been implemented. The definition of successful commercialization of the technology shall ultimately be defined by the Board of Directors and will be tied to revenue generation from the commercialized technology.

          c. OTHER BENEFITS. Executive shall be entitled to paid vacation of not less than three weeks and five personal leave days for each twelve-month period of the Term. In addition, Executive shall be entitled to paid holidays in accordance with Palmera policy covering executive employees.

          d. EXPENSES. Executive shall be entitled to be reimbursed for all reasonable and customary expenses incurred by Executive in performing services hereunder, including all expenses of travel and accommodations while away on Palmera business.

      6.  TERMINATION BY PALMERA.

          a. DEATH. Executive's employment shall terminate upon his death.

          b. DISABILITY. Executive's employment shall terminate at the end of the Term, if, as a result of Executive's incapacity due to physical or mental illness, Executive is absent from his duties on a full time basis for the entire period of twelve consecutive months and he does not return to such duties within thirty days after his receipt of written notice hereof.

          c. CAUSE. Palmera may terminate Executive's employment thirty days from Executive's receipt of notice in reasonable detail of the following:

             i)      Conviction of a felony.

             ii) Gross misconduct that did not cease within ten business days after Executive's receipt of written notice from Palmera of the specific conduct at issue and demand to rectify the conduct.

             iii) Willful misconduct that is intended to and does have a material adverse impact on Palmera.

          d. DISPUTE. If Executive notifies Palmera within thirty days after receipt of a notice of termination that a dispute exists concerning the termination, the termination shall be abated and Executive shall be entitled to receive the compensation defined in Paragraph 5 hereof until the dispute is finally resolved.

     7.   TERMINATION BY EXECUTIVE.

          a. Executive may terminate his employment voluntarily upon ninety days' prior written notice to Palmera.

          b. Executive may terminate his employment immediately for the following:

             i) Palmera's material breach of this Agreement that is not cured within ten business days of its receipt of notice from Executive of the specific conduct at issue and a demand to rectify the conduct.

             ii)     Diminution of Executive's title or authority.

             iii) After a "Change in Control", which occurs when any one of the two occurs:

                     a)      Upon a merger (exclusive of a reverse merger
                             transaction) or acquisition of Palmera
                     b)      Palmera shareholders approve a plan of complete
                             liquidation of Palmera or an agreement for the sale or disposition by Palmera of all or substantially all of its assets.

     8.   COMPENSATION UPON TERMINATION.

          a. DISABILITY. Palmera shall pay to Executive (1) all unpaid amounts to which Executive is entitled as of the termination date within fifteen business days of that date and (2) all other unpaid amounts under any compensation or benefit plan or program in accordance with the terms of the applicable plan or program (collectively, "Accrued Obligations").

          b. DEATH. If employment is terminated by death, Palmera shall pay the Accrued Obligations and the amount for which Executive is entitled to as of the date of death.

          c. CAUSE. If employment is terminated for cause as set forth in Paragraph 6(c), Palmera shall in any event pay the Accrued Obligations. If any amount is deemed by Palmera to be payable to the company as a result of an activity which precipitated the Executive's termination for cause, such amount shall be offset against any amounts due Executive from the payment of Accrued Obligations.

          d. CHANGE OF CONTROL. If employment is terminated either following a Change in Control or while a Potential Change in Control (defined in Paragraph 7)b)iii)), Palmera shall pay, the Accrued Obligations and the amount for which Executive is entitled to as of the date of termination.

          e. OTHER TERMINATION. If employment is terminated for any other reason, Palmera shall pay the Accrued Obligations and shall provide Executive with outplacement services commensurate with his position.

     9.   NONSOLICITIATION, NONCOMPETE.  Executive shall not during the Term:

             i) Solicit Palmera executive employees with the intent of inducing them to leave Palmera (unless following a Change in Control).

             ii)     Engage in a business that is in direct
                     competition with Palmera without Palmera's prior written consent, which consent shall not be unreasonably be withheld.

             iii) Serve as an outside director of an entity that operates a business that is in competition with Palmera.

     10.  PROTECTION OF CONFIDENTIAL INFORMATION.

          a)      Executive shall during the Term and for one year thereafter:

             i) Keep secret all confidential Palmera information that is not otherwise in the public domain.

             ii) Disclose such information only to those to whom disclosure is reasonably necessary or appropriate in connection with the performance of his duties for Palmera or in compliance with legal process.

             iii) Deliver to Palmera on termination of employment all memoranda, notes, records, customer lists, reports and other documents (and all copies thereof) in his possession that contains confidential Palmera information that was obtained while employed at Palmera.

          b) Palmera has the right to have such provisions specifically enforced by a court because a breach or threatened breach of these provisions will cause irreparable injury to Palmera that money damages cannot adequately remedy.



      11. SUCCESSORS; BINDING AGREEMENT.

          a)      This agreement is assignable.

          b) Palmera will require any successor expressly to assume this Agreement.

          c) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees, to whom any amounts payable to Executive hereunder shall be paid in accordance with the terms of this Agreement.

          d) This Agreement may be executed in one or more counterparts and by facsimile signature each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.



PALMERA HOLDINGS, INC.		DR. LAWRENCE STOWE


By: /s/ M. Peter Carey III      By: /s/ Dr. Lawrence Stowe
---------------------------     --------------------------
M. Peter Carey III              Dr. Lawrence Stowe


Dated:                          Dated:
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